AdCare Health Systems Reports Record Second Quarter 2012 Results

Revenues up 60% to Record $55 Million, Driving Net Income of $0.05 per Share

ATLANTA, GA -- (Marketwire - August 07, 2012) - AdCare Health Systems, Inc. (NYSE MKT: ADK), a leading long-term care provider, reported results for the second quarter ended June 30, 2012.

Q2 2012 Financial Highlights

  Record revenues of $55.0 million, up 10% sequentially and up 60% from Q2 2011.
  Same-facility revenues of $37.0 million, up 1% sequentially and up 9% vs. Q2 2011.
  Income from operations was a record $4.0 million, up 58% sequentially and up 398% from Q2 2011.
  Adjusted EBITDAR from continuing operations was a record $8.0 million, up 28% sequentially and 89% vs. Q2 2011.
  Net income of $0.7 million or $0.05 per share vs. previous and year-ago quarterly loss.
  Acquisitions completed during the quarter added more than $19 million in estimated annualized revenue run-rate.

Q2 2012 Summary of Financial Results
Revenues in the second quarter of 2012 increased 60% to a record $55.0 million from $34.4 million in the same year-ago quarter. The increase in revenue was primarily due to acquisitions completed since April 1, 2011 as part of AdCare's M&A program. The company's skilled nursing facilities existing prior to April 1, 2011 also contributed to the improvement in revenue, cost savings measures and Medicaid rate improvement. A more detailed discussion and analysis of the company's performance will be available in AdCare's Form 10-Q for the quarter ended June 30, 2012 as filed with the Securities and Exchange Commission.

Income from operations in the second quarter of 2012 was a record $4.0 million, increasing 398% from $0.8 million in the second quarter of 2011. The increase in income from operations was primarily due to acquisitions, as well as revenue optimization and expense controls with newly acquired facilities and same-facilities. The company's cost of services as a percentage of patient care revenues decreased to 77.3% in the second quarter of 2012, as compared to 80.0% for the same year-ago quarter.

For earnings attributable to AdCare and its shareholders, net income in the second quarter of 2012 totaled $0.7 million or $0.05 per basic and diluted share, as compared to a net loss of $4.4 million or $(0.50) per basic and diluted share in the same year-ago quarter.

Adjusted EBITDAR from continuing operations in the second quarter of 2012 totaled a record $8.0 million, up 89% from adjusted EBITDAR from continuing operations of $4.2 million in the second quarter of 2011 (see "Use of Non-GAAP Financial Information," below, for the definition of adjusted EBITDAR, a non-GAAP financial metric, as well as an important discussion about the use this metric and its reconciliation to GAAP net income.)

Combined cash, current restricted cash and cash equivalents at June 30, 2012 totaled $13.0 million, as compared to $9.2 million at December 31, 2011.

Q2 2012 Operational Highlights

  Completed the acquisition of three skilled nursing facilities in Arkansas, with an aggregate of 434 beds in service. Two of the facilities have an estimated $15.9 million in gross annualized revenues based upon their most recent financial statements, with the third facility having the capacity to produce $20 million in gross annual revenues primarily as the result of renovations completed during the quarter.

  Completed acquisition of a skilled nursing facility in Arkansas, which has 77 beds in service and an estimated $3.3 million in gross annualized revenues (according to its most recent financial statements).

  Signed purchase agreements for two skilled nursing facilities in Oklahoma, with an aggregate of 239 beds in service and an estimated $10.3 million in gross annualized revenues (based upon their most recent financial statements). Subsequent to the end of the quarter, AdCare completed the acquisition of one of the facilities, with the other expected to be completed in Q3 2012.

  Signed a purchase agreement for a skilled nursing facility in Glennville, Georgia, which has 134 beds in service and an estimated $6.4 million in gross annualized revenues (based upon its most recent financial statements). Subsequent to the end of the quarter, AdCare completed the acquisition.

Total Facility Count
At the end of the second quarter, the company operated 48 facilities comprised of 38 skilled nursing centers, nine assisted living residences and one independent living/senior housing facility, with a total of 4,427 beds/units in service. Of these 48 facilities, 26 are owned, 12 are leased, six are consolidated variable interest entities, and four are managed for third parties. The facilities are located in Alabama, Arkansas, Georgia, Missouri, North Carolina, Ohio and Oklahoma. Subsequent to the end of the second quarter, the company completed the acquisition of two additional facilities, bringing the total number it currently operates to 50.

Management Commentary
"Our second quarter results reflect the successful execution of our ongoing acquisition and integration program, resulting in record revenue and operating profit that has exceeded all expectations," said AdCare's president and chief executive officer, Boyd P. Gentry. "Moreover, these results demonstrate our proven ability to grow revenues organically through facility optimization, as evidenced especially in the improved performance of facilities we have held for more than 12 months."

"This optimization process begins with acquiring underperforming skilled nursing properties, then assisting the local facility leadership in improving the level of care, increasing post-acute census and realigning their payment rate," continued Gentry. "This optimization strategy increased our second quarter 'same-facility' revenues by 9% over the year-ago quarter. Our improving Q2 operating results also reflected the further adoption of a number of cost containment measures across all of our facilities. Altogether, these results demonstrate that our model is more than sustainable, and we expect further margin improvement to continue throughout the year."

Chris Brogdon, AdCare's chief acquisition officer, commented: "AdCare has put under contract 47 facilities since we began our M&A campaign in the summer of 2010 and 15 since the beginning of 2012. During the quarter, our M&A program expanded operations into the Southeast and Southern region of the U.S., established four additional facilities in Arkansas, and put two additional facilities under contract in Oklahoma and one in Georgia. We continue to expect our new facilities and these pending acquisitions to leverage our infrastructure, thereby improving our overall EBITDA margin."

"We will continue pursuing an aggressive M&A program throughout the second half of 2012," added Brogdon. "In fact, we are currently evaluating several attractive opportunities in the Southern region of the U.S."

Combining the company's current annualized run-rate with transactions in the process of closing, AdCare's estimated annualized revenue run-rate is expected to exceed $250 million. This would represent an increase of more than 65% over the company's revenues in 2011, and an increase of more than nine times revenues since initiating its M&A campaign. AdCare's expected annualized revenue run-rate does not include the potential revenues of the $20 million from the newly renovated sub-acute care facility in Arkansas.

Conference Call and Webcast
AdCare will hold a conference call to discuss its second quarter 2012 financial results tomorrow, Wednesday, August 8, 2012 at 8:30 a.m. Eastern time. Management will host the presentation, followed by a question and answer period.

Date: Wednesday, August 8, 2012
Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Dial-In Number: 1-877-941-8416
International: 1-480-629-9808
Conference ID#: 4552854

The conference call will be webcast simultaneously here and available for replay via the investor section of the company's website at www.adcarehealth.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 11:30 a.m. Eastern time on the same day and until September 8, 2012.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4552854

Summary of Closed and Pending Transactions Since Start of M&A Program
ALF = Assisted Living Facility SNF = Skilled Nursing Facility ARR= Annualize Revenue Run-rate(1)

----------------------------------------------------------------------------
                                    Trans-
Facility       Beds/                action              Finance  Completion
Type     Count Units    Location    Type       ARR (1)   Terms      Status
----------------------------------------------------------------------------
                                    Purchase
ALF         3  72       Ohio        (Remaining $3.2M  Cash       Closed
               beds                 50%)                         3-31-10
----------------------------------------------------------------------------
                                                                 Signed
                                    Consol.           1-yr       option to
                                    Variable          purchase   purchase.
ALF         1  104      Hoover, AL  Interest   $1.4M  option,    Currently
               Units                Entity            expiring   a CVIE
                                    (CVIE)            June 2013  (Since
                                                                 7/1/10)
----------------------------------------------------------------------------
                                                      10-yr      Closed
SNF         5  600 beds Georgia     Lease      $38.8M lease      7-30-10
----------------------------------------------------------------------------
                                                      10-yr
                                                      lease
SNF         3  269 beds Georgia     Lease      $18.4M (combined  Closed
                                                      with the   9-2-10
                                                      above)
----------------------------------------------------------------------------
                                                      Long-term
                                                      fixed rate  Closed
SNF         2  304 beds Alabama     Purchase   $19.5M loan, USDA- 10-1-10
                                                      backed
----------------------------------------------------------------------------
                                                      12-yr
                                                      lease
SNF         2  299 beds Atlanta, GA Lease      $20.8M with       Closed
                                                      renewal    11-2-10
                                                      option
----------------------------------------------------------------------------
                                                      Long-term
                                                      fixed rate
SNF         1  106 beds Sylva, NC   Purchase   $8.0M  loan       Closed 12-
                                                      (USDA-     31-10
                                                      backed)
----------------------------------------------------------------------------
                                                      Long-term
                                                      fixed rate Closed two
                                                      loan       5-1-2011;
SNF         3  329 beds Atlanta &   Purchase   $18.0M (USDA,SBA- Closed
                        Dublin, GA                    backed     third on
                                                      and bank   6-1-2011
                                                      loans)
----------------------------------------------------------------------------
                                                      Long-term
                                                      loan       Currently a
SNF         5  314 beds Oklahoma    CVIE       $12.7M (SBA-      CVIE (since
                                                      backed)    8-1-11)
----------------------------------------------------------------------------
                                                      Long-term
                                                      fixed rate
                                                      loan (USDA-Closed
                                    Purchase          backed     purchases
SNF         5  482 beds Arkansas &  (four) and $27.5M and bank   9-8-11;
                        Missouri    Lease (one)       loans),    closed
                                                      one 36     lease
                                                      month      11-1-11
                                                      lease
----------------------------------------------------------------------------
                                                      Long-term
                                                      loan
ALF & SNF   2  128 beds Mountain    Purchase   $5.4M  (USDA-     Closed
                        View, AR                      backed     12-2-11
                                                      bank loan)
----------------------------------------------------------------------------
                                                      30-year,
                                                      fixed-
                                                      rated,
                                                      tax-
ALF & SNF   2  179 beds Springfield, Purchase  $12.0M exempt      Closed
                        OH                            bond        12-30-11
                                                      issuance,
                                                      and bank
                                                      loan
----------------------------------------------------------------------------
                                                                  Closed
SNF         3  434 beds Arkansas    Purchase   $15.9M Bank loan   3-30-12
----------------------------------------------------------------------------
                                                                  Closed
SNF         1  77 beds  Arkansas    Purchase   $3.3M  Bank loan   4-30-12
----------------------------------------------------------------------------
                                                      Long-term
                        Glennville,                   bank loan   Closed
SNF         1  134 beds GA          Purchase   $6.4M  (USDA-      7-2-12
                                                      backed)
----------------------------------------------------------------------------
                                                      Long-term
                        Oklahoma                      bank loan   Closed
SNF         1  109 beds City, OK    Purchase   $4.1M  (SBA-       7-3-12
                                                      backed)
----------------------------------------------------------------------------
                                                                  Closing
SNF         1  121 beds Tulsa, OK   Purchase   $6.2M  Bank loan   Expected
(Pending)                                                         Q3-12
----------------------------------------------------------------------------
                                                                  Closing
SNF         1  96 beds  Sumter, SC  Purchase   $6.7M  SBA regular Expected
(Pending)                                             bank loan   Q3-12
----------------------------------------------------------------------------
                                                      Long-term
SNF            456                                    bank loan  Closing
(Pending)   5  beds     Oklahoma    Purchase   $13.2M (SBA-      Expected
                                                      backed)    Q3/Q4 2012
----------------------------------------------------------------------------
Total
Closed     40  3,940                           $215.4M
------------------------                       -------
Total
Pending     7  673                             $26.1M
------------------------                       -------
Grand
Total      47  4,613                           $241.5M
------------------------                       -------

(1) Annualized Revenue Run-rate (ARR) is estimated based on the most recent financial statement provided at the time of signing the purchase or lease agreement. ARR for facilities held at least 12 months is based on most recent quarter. Actual results may vary considerably.

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) is a recognized innovator in senior living and health care facility management. AdCare owns and manages long-term care facilities and retirement communities, and since the company's inception in 1988, its mission has been to provide the highest quality of healthcare services to the elderly, including a broad range of skilled nursing and sub-acute care services. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made by Mr. Gentry that the company expects better results, and statements by Mr. Brogdon that the company continues to expect its new facilities and those pending acquisitions to improve the company's overall EBITDAR margin, as well as other statements regarding the signing and closing of expected acquisitions, and the company's expected annualized run-rate. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the health care industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.

References to the consolidated company and its assets and activities, as well as the use of terms such as "we," "us," "our," and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The company defines: (i) Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income tax expense; depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss, other income from recovery of receivable, and retirement and salary continuation costs; and (ii) Adjusted EBITDAR from continuing operations as net income (loss) from continuing operations before interest expense; income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss; other income from recovery of receivable, retirement and salary continuation costs and rent cost.

Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. The metrics are key measures of AdCare Health Systems' operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss, and certain acquisition related charges.

The company believes these measures are useful to investors in evaluating the company's performance, results of operations and financial position for the following reasons:

  They are helpful in identifying trends in the company's day-to-day performance because the items excluded have little or no significance to the company's day-to-day operations;
  They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and
  They are an indication to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the company's underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the company's day-to-day operations.

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in 000s, except per share data)
                                (Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------
Revenues:
  Patient care revenues          $  54,642  $  33,872  $ 104,450  $  64,404
  Management revenues                  363        484        726        982
                                 ---------  ---------  ---------  ---------
Total revenues                      55,005     34,356    105,176  $  65,386
                                 ---------  ---------  ---------  ---------

Expenses:
  Cost of services (exclusive of
   facility rent, depreciation
   and amortization)                42,227     27,104     82,350     52,279
  General and administrative
   expenses                          4,929      3,167      8,860      6,091
  Facility rent expense              2,050      1,947      4,115      3,850
  Depreciation and amortization      1,761        705      3,258      1,352
  Salary retirement and
   continuation costs                    -        622          -        622
                                 ---------  ---------  ---------  ---------
Total expenses                      50,967     33,545     98,583     64,194
                                 ---------  ---------  ---------  ---------
Income from Operations               4,038        811      6,593      1,192
                                 ---------  ---------  ---------  ---------
Other Income (Expense):
  Interest expense, net             (3,366)    (1,852)    (6,320)    (3,288)
  Derivative gain (loss)               353     (2,588)       763     (3,938)
  Loss on extinguishment of debt         -        (77)         -        (77)
  Acquisition costs, net of
   gains                              (524)      (622)      (817)       357
  Other income (expense)               (13)       (19)       (29)       587
                                 ---------  ---------  ---------  ---------
Total other income (expense),
 net                                (3,550)    (5,158)    (6,403)    (6,359)
                                 ---------  ---------  ---------  ---------
Income (Loss) from Continuing
 Operations Before Income Taxes        488     (4,347)       190     (5,167)
Income tax expense                     (45)      (124)       (99)      (210)
                                 ---------  ---------  ---------  ---------
Income (loss) from Continuing
 Operations                            443     (4,471)        91     (5,377)
Loss from discontinued
 operations, net of tax               (160)       (91)      (269)      (126)
                                 ---------  ---------  ---------  ---------
Net Income (loss)                      283     (4,562)      (178)    (5,503)
Net Loss Attributable to
 Noncontrolling Interests              396        165        651        341
                                 ---------  ---------  ---------  ---------
Net Income (Loss) Attributable
 to AdCare Health Systems, Inc.  $     679  $  (4,397) $     473  $  (5,162)
                                 =========  =========  =========  =========

Net Income (Loss) per Common
 Share - Basic:
  Continuing Operations          $    0.06  $   (0.49) $    0.06  $   (0.58)
  Discontinued Operations            (0.01)     (0.01)     (0.02)     (0.01)
                                 ---------  ---------  ---------  ---------
                                 $    0.05  $   (0.50) $    0.04  $   (0.59)
                                 =========  =========  =========  =========

Net Income (Loss) per Common
 Share -Diluted:
  Continuing Operations          $    0.06  $   (0.49) $    0.06  $   (0.58)
  Discontinued Operations            (0.01)     (0.01)     (0.02)     (0.01)
                                 ---------  ---------  ---------  ---------
                                 $    0.05  $   (0.50) $    0.04  $   (0.59)
                                 =========  =========  =========  =========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                             (Amounts in 000s)
                                (UNAUDITED)

                                                   June 30,    December 31,
                     ASSETS                          2012          2011
                                                 ------------  ------------
Current Assets:
  Cash and cash equivalents                      $      9,373  $      7,364
  Restricted cash and cash equivalents                  3,624         1,883
  Accounts receivable, net                             26,964        18,759
  Prepaid expenses and other                              668           663
  Assets of disposal group held for sale                   38            47
                                                 ------------  ------------
            Total Current Assets                       40,667        28,716

Restricted cash and investments                         5,812         4,870
Property and equipment, net                           147,093       105,143
Intangible assets - bed licenses                        2,464         1,189
Intangible assets - lease rights, net                   7,925         8,460
Goodwill                                                  906           906
Escrow deposits for acquisitions                        1,513         3,172
Lease deposits                                          1,725         1,685
Deferred loan costs, net                                5,733         4,818
Other assets                                               71           122
                                                 ------------  ------------
            Total Assets                         $    213,909  $    159,081
                                                 ============  ============

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Current portion of notes payable and other
       debt                                      $      9,401  $      4,567
      Revolving credit facilities and lines of
       credit                                           1,900         7,343
      Accounts payable                                 16,601        12,075
      Accrued expenses                                 11,424         9,858
      Liabilities of disposal group held for
       sale                                               143           240
                                                 ------------  ------------
          Total current liabilities                    39,469        34,083

Notes payable and other debt, net of current
 portion:
    Senior debt, net of discounts                     116,603        87,771
    Convertible debt, net of discounts                 15,035        14,614
    Revolving credit facilities                         7,064         1,308
    Other debt                                         12,880         1,400
Derivative liability                                    1,127         1,889
Other liabilities                                       1,729         2,437
Deferred tax liability                                     87            86
                                                 ------------  ------------
        Total liabilities                             193,994       143,588
                                                 ------------  ------------

Stockholders' equity:
    Preferred stock, no par value; 1,000 shares
     authorized; no shares issued or outstanding            -             -
    Common stock and additional paid-in capital,
     no par value; 29,000 shares authorized;
     13,697 and 12,193 shares issued and
     outstanding                                       39,647        35,047
    Accumulated deficit                               (18,240)      (18,713)
                                                 ------------  ------------
      Total stockholders' equity                       21,407        16,334
Noncontrolling interest in subsidiaries                (1,492)         (841)
                                                 ------------  ------------
    Total equity                                       19,915        15,493
                                                 ------------  ------------
    Total liabilities and stockholders' equity   $    213,909  $    159,081
                                                 ============  ============

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                           TRAILING FIVE QUARTERS
                                (UNAUDITED)

                                   For the Three Months Ended
(Amounts in 000's)   6/30/2011  9/30/2011  12/31/2011  3/31/2012  6/30/2012
                     ---------  ---------  ----------  ---------  ---------
Revenues:
  Patient care
   revenues          $  33,872  $  40,192  $   45,137  $  49,808  $  54,642
  Management revenue       484        330         307        363        363
                     ---------  ---------  ----------  ---------  ---------
Total revenues          34,356     40,522      45,444     50,171     55,005
                     ---------  ---------  ----------  ---------  ---------
Expenses:
  Cost of services      27,104     32,637      37,303     40,123     42,227
  General and
   administrative        3,167      3,267       3,922      3,931      4,929
  Facility rent
   expense               1,947      1,938       2,008      2,065      2,050
  Depreciation and
   amortization            705        836       1,749      1,497      1,761
  Salary retirement
   and continuation
   costs                   622          -         830          -          -
                     ---------  ---------  ----------  ---------  ---------
Total expenses          33,545     38,678      45,812     47,616     50,967
                     ---------  ---------  ----------  ---------  ---------
Income (Loss) from
 Operations                811      1,844        (368)     2,555      4,038
                     ---------  ---------  ----------  ---------  ---------
Other Income
 (Expense):
  Interest expense,
   net                  (1,852)    (2,223)     (2,688)    (2,954)    (3,366)
  Loss on
   extinguishment of
   debt                    (77)       (58)         (5)         -          -
  Derivative gain
   (loss)               (2,588)     4,745         151        410        353
  Acquisition costs,
   net of gains           (622)    (1,147)       (373)      (293)      (524)
  Other income
   (expense)               (19)       (19)        (17)       (16)       (13)
                     ---------  ---------  ----------  ---------  ---------
Total other income
 (expense), net         (5,158)     1,298      (2,932)    (2,853)    (3,550)
                     ---------  ---------  ----------  ---------  ---------
Income (Loss) from
 Continuing
 Operations
Before Income Taxes     (4,347)     3,142      (3,300)      (298)       488
Income tax benefit
 (expense)                (124)      (204)        151        (54)       (45)
                     ---------  ---------  ----------  ---------  ---------
Income (Loss) from
 Continuing
 Operations             (4,471)     2,938      (3,149)      (352)       443
Loss from
 discontinued
 operations, net of
 tax                       (91)      (158)     (1,679)      (109)      (160)
                     ---------  ---------  ----------  ---------  ---------
Net Income (Loss)       (4,562)     2,780      (4,828)      (461)       283
Net Loss
 Attributable to
 Noncontrolling
 Interest                  165        748         298        255        396
                     ---------  ---------  ----------  ---------  ---------
Net Income (Loss)
 Attributable to
 AdCare Health
 Systems, Inc.       $  (4,397) $   3,528  $   (4,530) $    (206) $     679
                     =========  =========  ==========  =========  =========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED EBITDAR
                         FROM CONTINUING OPERATIONS
                             (Amounts in 000s)
                                (Unaudited)

                                   For the Three Months Ended
(Amounts in 000's)   6/30/2011  9/30/2011  12/31/2011  3/31/2012  6/30/2012
                     ---------  ---------  ----------  ---------  ---------

Net Income (Loss)    $  (4,562) $   2,780  $   (4,828) $    (461) $     283
  Impact of
   discontinued
   operations               91        158       1,679        109        160
                     ---------  ---------  ----------  ---------  ---------
Net Income (Loss)
 from continuing
 operations             (4,471)     2,938      (3,149)      (352)       443

  Interest expense,
   net                   1,852      2,223       2,688      2,954      3,366

  Income tax
   (benefit) expense       124        204        (151)        54         45
  Amortization of
   stock based
   compensation            167        184         277        165        182

  Depreciation and
   amortization            705        836       1,749      1,497      1,761

  Acquisition costs,
   net of gains            622      1,147         373        293        524

  Loss on
   extinguishment of
   debt                     77         58           5          -          -

  Derivative (gain)
   loss                  2,588     (4,745)       (151)      (410)      (353)
  Salary retirement
   and continuation
   costs                   622          -         830          -          -
                     ---------  ---------  ----------  ---------  ---------
Adjusted EBITDA from
 continuing
 operations              2,286      2,845       2,471      4,201      5,968

  Facility rent
   expense               1,947      1,938       2,008      2,065      2,050
                     ---------  ---------  ----------  ---------  ---------
Adjusted EBITDAR
 from continuing
 operations          $   4,233  $   4,783  $    4,479  $   6,266  $   8,018
                     =========  =========  ==========  =========  =========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                          SUPPLEMENTARY SCHEDULES
                                (Unaudited)

"Same Facilities" results represent those owned and leased facilities we began to operate prior to July 1, 2011.

"Recently Acquired Facilities" results represents those owned and leased facilities we began to operate subsequent to July 1, 2011.

                        2011                   2012         Six Months YTD
             -------------------------- ----------------- -----------------
End of
 Period Data    Q2       Q3       Q4       Q1       Q2     6/30/11  6/30/12
             -------- -------- -------- -------- -------- -------- --------

Number of Facilities
SNF
  Owned             8       12       13       14       18
  Leased           11       11       12       12       12
  VIE               0        5        5        5        5
  Managed           4        4        3        3        3
ALF
  Owned             6        6        7        8        8
  VIE               1        1        1        1        1
  Managed           0        0        0        0        0
IL
  Managed           1        1        1        1        1
             -------- -------- -------- -------- -------- -------- --------
Total              31       40       42       44       48

Number of Operational Beds
SNF
  Owned           839    1,241    1,337    1,436    1,947
  Leased        1,262    1,262    1,342    1,342    1,342
  VIE               0      314      314      314      314
  Managed         379      379      329      329      329
ALF
  Owned           196      196      228      308      308
  VIE             104      104      104      104      104
  Managed           0        0        0        0        0
IL
   Managed         83       83       83       83       83
             -------- -------- -------- -------- -------- -------- --------
Total           2,863    3,579    3,737    3,916    4,427

SNF + ALF %
 Owned           47.4%    59.5%    59.6%    61.7%    66.6%
SNF + ALF %
 Leased          52.6%    40.5%    40.4%    38.3%    33.4%

Revenue Mix % (a)
  Skilled
   (c)           32.4%    30.8%    29.9%    31.0%    29.4%    32.7%    30.2%
  Medicaid       55.9%    56.7%    56.9%    54.8%    55.6%    55.5%    55.2%
Private +
 Other           11.7%    12.5%    13.2%    14.2%    15.0%    11.8%    14.6%
             -------- -------- -------- -------- -------- -------- --------

Patient Days (a)
  Skilled
   (c)         22,443   24,723   29,543   32,633   34,005   43,884   66,638
  Medicaid    117,401  146,203  164,723  167,486  182,087  223,191  349,573
  Private +
   Other       14,788   20,782   25,807   28,075   31,264   26,063   59,339
             -------- -------- -------- -------- -------- -------- --------
Total         154,632  191,708  220,073  228,194  247,356  293,138  475,550

Patient Day Mix % (a)
  Skilled
   (c)           14.5%    12.9%    13.4%    14.3%    13.7%    15.0%    14.0%
  Medicaid       75.9%    76.3%    74.8%    73.4%    73.5%    76.1%    73.5%
  Private +
   Other          9.6%    10.8%    11.8%    12.3%    12.7%     8.9%    12.5%
             -------- -------- -------- -------- -------- -------- --------

Revenue Rates Per Patient Day (a)
  Skilled
   (c)       $ 454.32 $ 469.60 $ 430.64 $ 442.03 $ 443.46 $ 444.57 $ 442.76
  Medicaid   $ 149.71 $ 146.44 $ 146.99 $ 152.21 $ 156.33 $ 148.44 $ 154.35
  Private +
   Other     $ 195.20 $ 172.90 $ 167.20 $ 171.85 $ 170.56 $ 203.29 $ 171.17
             -------- -------- -------- -------- -------- -------- --------
Weighted
 Average
 Total       $ 203.46 $ 196.80 $ 193.34 $ 203.97 $ 207.11 $ 203.50 $ 207.11

Average Daily Census (a)
  Skilled
   (c)            264      304      330      359      378      273      387
  Medicaid      1,382    1,798    1,841    1,841    2,020    1,386    2,028
  Private +
   Other          174      256      291      309      350      162      344
             -------- -------- -------- -------- -------- -------- --------
Total
 Average
 Daily
 Census         1,821    2,357    2,459    2,508    2,748    1,821    2,759

Occupancy
 (a)             86.7%    85.4%    82.5%    81.1%    76.5%    86.8%    78.7%

(000s)
Total
 Revenues
 (b)         $ 34,356 $ 40,522 $ 45,444 $ 50,171 $ 55,006 $ 65,386 $105,176
Adjusted
 EBITDAR (b) $  4,230 $  4,783 $  4,480 $  6,266 $  8,018 $  7,531 $ 14,284
Adjusted
 EBITDA (b)  $  2,283 $  2,846 $  2,472 $  4,201 $  5,968 $  3,681 $ 10,169

(a) Skilled Nursing Only - Excludes Managed Facilities

(b) AdCare Consolidated Incorporating Discontinued Operations

(c) Skilled is defined as Medicare A + Managed Care RUGS

Company Contacts
Boyd Gentry, CEO
Chris Brogdon, Vice Chairman & CAO
David A. Tenwick, Chairman of Board
AdCare Health Systems, Inc.
Tel (678) 869-5116
info@adcarehealth.com

Investor Relations
Ron Both or Geoffrey Plank
Liolios Group, Inc.
Tel (949) 574-3860
ADK@liolios.com